EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS
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We consent to the  incorporation by reference (1) in  Post-Effective  Amendment No. 1 to the  Registration  Statement (Form
S-3 No.  333-93603),  (2) in  Post-Effective  Amendment  No.  1 to the  Registration  Statement  (Form  S-8  No.  33-34904)
pertaining to the 1990 Provident  Financial Group,  Inc.  Employee Stock Purchase Plan, (3) in the  Registration  Statement
(Form S-8 No.  33-90792)  pertaining to the Provident  Financial  Group,  Inc.  Retirement  Plan,  (4) in the  Registration
Statements  (Form S-8 No. 33-51230 and Form S-8 No. 33-62707)  pertaining to the 1992 Outside  Directors' Stock Option Plan and the 1992 Advisory  Directors'  Stock Option Plan, (5) in the  Registration  Statement (Form S-8 No.  333-96503 and Form
S-8 No. 333-55698)  pertaining to the Glenway Financial  Corporation 1990 Stock Option and Incentive Plan, Fidelity Federal
Savings Bank 1992 Stock Incentive Plan,  Fidelity  Financial of Ohio, Inc. 1997 Stock Option Plan, and OHSL Financial Corp.
1992 Stock Option and  Incentive  Plan,  (6) in the  Registration  Statement  (Form S-3 No.  333-67754)  pertaining  to the
Dividend  Reinvestment  Plan, (7) Provident  Financial Group,  Inc. 1988 Stock Option Plan, (8) Provident  Financial Group,
Inc.  1996  Non-Executive  Officer Stock Option Plan,  (9) Provident  Financial  Group,  Inc. 1997 Stock Option Plan,  (10)
Provident  Financial Group, Inc. 2000 Stock Option Plan, (11) Provident  Financial Group, Inc. Deferred  Compensation Plan,
and (12)  Provident  Financial  Group,  Inc. 2002 Outside  Directors  Stock Option Plan of our report dated April 11, 2003, with respect to the consolidated  financial  statements of Provident  Financial Group,  Inc. included in this Annual Report
(Form 10-K) for the year ended December 31, 2002.

                                                  /s/ ERNST & YOUNG LLP

Cincinnati, Ohio
April 11, 2003